UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                              March 4, 2002
                              -------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact name of registrant as specified in its charter)


          Colorado              33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)      File Number)        Identification No.)


               45926 Oasis Street, Indio, California 92201
               -------------------------------------------
      (Address of principal executive offices, including zip code)


                             (760) 775-8333
                             --------------
          (Registrant's telephone number, including area code)

                                   N/A
                                  ----
      (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following Investors' Summary on February 25, 2002:

                                 SUMMARY
                                 -------

                WHAT INVESTORS SHOULD KNOW ABOUT ENTROPIN
                -----------------------------------------
      (JANUARY 16, 2002 WEBCAST CONFERENCE CALL SUMMARY AND UPDATE)
                            FEBRUARY 25, 2002

WHAT DO WE KNOW ABOUT ENTROPIN'S FIRST GENERATION DRUG, ESTEROM(R)? Esterom(R) is a revolutionary new topical pharmaceutical product that is currently being tested in Phase II/III clinical trials. This study is examining patients between the ages of 18 and 65 years who have a soft tissue affliction resulting in impaired function of the shoulder. In a Phase II study, it was demonstrated that Esterom(R) provided statistically significant improvement for soft tissue afflictions for both shoulders and lower back.

It is management's opinion that Esterom(R) has the potential to replace other current therapeutics for treating impaired physical function resulting from soft tissue injuries and diseases - such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis. Esterom(R) is Entropin's (ETOP) investigational drug for patients suffering from these painful and limiting range of motion medical conditions.

Management believes that Esterom(R):
     * is a topical solution applied directly to the injury and/or diseased site providing quick relief (Results of our Phase II clinical study.)
     * is safe (no significant adverse side effects observed in over 300 patients)
     * is fast acting (Esterom(R) demonstrated statistical significant effectiveness within 10 minutes of application - Phase II results.)
     * is an analgesic with potential for providing long term pain relief (This is the result of animal research by Dr. Gary Strichartz, Professor at Harvard Medical School.)
     *    is manufactured by a simple and inexpensive one step process
     * is protected by the strongest form of patents (composition-of-matter patents) in the US and selected foreign countries

WHY INVEST IN ENTROPIN?
Below are some valuable points of interest for past, present, and future investors' consideration. These points are expanded in the sections following this summary.
     * Entropin has built an exceptional and strong management, Board of Directors, and medical advisory team given the Company's size and stage of development. It is a team with integrity, expertise, and experience.

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     *    Entropin's Board of Directors has made the decision NOT to develop Entropin as a fully integrated pharmaceutical company. Management has been authorized to seek a corporate partner for licensing the technology and acquiring or merging the company.
          If in the future the shareholder may receive greater benefit from another corporate strategy, the Board may reconsider this decision.
     * Esterom(R) is a fast acting, unique analgesic investigational drug with no significant adverse side effects. Management thinks that Esterom(R) has the potential to replace other current therapeutics for treating impaired physical function resulting from soft tissue injuries and diseases - such as tendonitis, impingement syndrome, bursitis and lower back sprain, and possibly, forms of arthritis.
     * Independent laboratory research studies in animals have confirmed the potency of Esterom(R) adding intrinsic value and credibility for shareholders and negotiating value when dealing with potential corporate partners.
     * The Esterom(R) market is currently served by products that may provide relief, but often have significant side effects. In spite of the known side effects, sales in this market are estimated to be $4.8 billion per year. A major market plus is that Esterom(R) could address the aches, pains, and joint restrictions of growing old. A great market opportunity for Esterom(R) is the growing number of senior citizens, estimated to double over the next 25 years.
     * Management is dedicated to securing U.S. Food and Drug Administration (FDA) approval for Esterom(R) in the shortest period of time, at the least cost, and with the lowest amount of shareholder dilution.
     * The composition-of-matter patents in the US and foreign countries provide the strongest protection possible. A new patent has been filed and several others are being developed to further extend the longevity of protection and add value for the shareholder's benefit.
     * Entropin's scientific knowledge of the Esterom(R) solution provides a technology platform for the development of additional drugs. Entropin is no longer a one-product company.
     * Esterom(R) is manufactured in a straightforward inexpensive one step process; thereby, providing the potential to increasing profit for Entropin and its shareholders and/or a corporate partner. (Increased profit potential equates to greater value for shareholders.)

WHAT PROGRESS IS BEING MADE IN THE PHASE II/III CLINICAL TRIALS?
The Phase II/III clinical study is proceeding on schedule. Entropin is achieving success in its efforts to increase the number of patients in Phase II/III clinical trials. Entropin has added four new study sites to the four already on board. The new clinics, include Renstar Medical Research sites in Ocala and Plantation, Florida and Physicians Research Network sites in Farmington and Hartford, Connecticut. These additional sites bring the total number of clinical sites to eight. Staff hired by Entropin monitors each of the sites daily. Radio and newspaper advertising, toll free numbers, and a website targeting people with shoulder pain are proving to be very effective in attracting patients into the Phase II/III study.

WHAT MAKES ESTEROM(R) WORK AND HOW IS THE TECHNOLOGY PROTECTED?
Esterom(R) is derived from pharmaceutical grade cocaine, benzolymethylecgonine (BME). When BME is mixed with propylene glycol and heated, Entropin's proprietary manufacturing process

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
results in the formation of a series of new compounds. Each of these compounds has a corresponding hydroxypropyl ester. The Company has discovered that the most active molecules in Esterom(R) are the hydroxyproply esters of benzoylecgonine (BE esters).

The BE esters are new molecular entities and have been patented by Entropin in the United States. The Company also holds 38 foreign country patents. The patents are composition-of-matter patents that provide the strongest intellectual property protection possible. A new patent application has just been filed and, if approved, it will extend protection to 2020. Other patents are being prepared.

Dr. Gary Strichartz's animal research has shown that Esterom's(R) mechanism of action (MOA) is such that the drug effectively blocks nerve impulse conduction and has long-lasting analgesic, pain inhibitor, properties. According to Dr. Strichartz, Esterom(R) is five times more potent than lidocaine, a popular anesthetic. (Dr. Strichartz is Professor of Anesthesia and Director of the Anesthesia Research Laboratories at Harvard Medical School and a world expert on analgesia, pain and pain control.)

When BME is broken down into its various compounds, using Entropin's hydrolytic process, the resulting compounds do not pass the blood brain barrier; therefore, Esterom(R) does not appear to be abusive or addictive.

Additional laboratory research is underway and being planned at Harvard and the University of Kansas to further characterize the MOA of Esterom(R) and its efficacy.

IS ENTROPIN A ONE-PRODUCT COMPANY?
Entropin has the potential for developing its technology platform and expanding its product line. The first generation drug is Esterom(R), a topical solution used to treat soft tissue injuries and/or diseases. A potential second generation of Esterom(R) is a topical lotion or cream that will be easier to apply, but just as effective as the original formulation. Furthermore, the active esters form a scientific platform for the development of additional generation drugs.

Entropin also has a covalent patent in which several of the components of Esterom(R) have been chemically coupled with other popular drugs such as aspirin, acetaminophen, ibuprofen, naproxen, etc. The efficacy of these new compounds will be explored in future clinical trials.

WHAT IS ENTROPIN'S FUTURE?
The Board of Directors has decided that Entropin will not strive to become a fully integrated pharmaceutical company. Management has been directed to seek a corporate partnership with a major pharmaceutical company. The Board's decision may be reconsidered if in the future the shareholders may receive greater benefit from another corporate strategy.

The outcome of corporate partnering could be one or a combination of the following:

     1. Technology and licensing agreement between Entropin and a corporate partner.

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
     2. Acquisition or merger of Entropin by or with a high caliber major pharmaceutical company to maximize the value of Entropin's technology.

An example of a possible combination of the above might be a licensing agreement with a first right of refusal for a buy out or merger under predetermined conditions.

Entropin has two primary goals: (1) developing Esterom(R) to help those who suffer from soft tissue injuries and diseases and (2) MAXIMIZING
SHAREHOLDER RETURN. Management will work to maximize shareholder financial benefit when negotiating with a corporate partner.

HAVE MAJOR PHARMACEUTICAL COMPANIES EXPRESSED INTEREST IN ENTROPIN AND ITS TECHNOLOGY?
The answer is yes.  Over 40 pharmaceutical companies have been contacted.
A number of these have expressed an interest in partnering with Entropin
and have met with Entropin's management.   Serious negotiations with these
companies will probably begin after the completion of the Phase II/III clinical trial and will consider a number of criteria including market potential, product mix, technology platform, corporate culture and deal structure. The current research expanding Esterom's(R) scientific base, including further understanding of its mechanism of action, applications to other indications, and developments in the manufacturing process, provide added value in negotiations with prospective corporate partners.

IS ENTROPIN ADEQUATELY FINANCED?
Entropin is adequately financed to complete Phase II/III and the detail planning of Phase III. Given the anticipated success of the current Phase II/III trial and the advances in expanding the science of the Esterom(R) technology, management is confident that funding will be available as required.

With the success of Phase II/III and the advances in the technology, it is expected that one of the interested corporate partners will become a long-term partner. A licensing agreement is our FIRST choice of financing and should provide the required funding for securing approval of Esterom(R) without additional stock dilution. Licensing is a common source of funding for a company of Entropin's size and product development stage. It is advantageous that members of the management team have experience in negotiating partnering contracts.

Management has also considered other financial sources. These are listed below in priority order:

     SECOND, Entropin's outstanding warrants could raise an additional $24 million assuming the stock price allows the warrants to be exercised.

     THIRD, management has had promising discussions with private sources for equity lines of credit (PIPES). With this option, shareholder dilution occurs only by the amount of funds used.

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
     FOURTH, although the least desirable option, the Company could go to the public market with the possibility of drawing on funds in tranches to minimize shareholder dilution.

The Company continues its practice of spending shareholders' money prudently and wisely. TO ILLUSTRATE, SINCE ENTROPIN'S INCEPTION IN AUGUST OF 1984, WE HAVE SPENT APPROXIMATELY $11 MILLION ON RESEARCH AND DEVELOPMENT. AS OF DECEMBER 31, 2001, WE HAVE $8.7 MILLION IN CASH AND SHORT-TERM INVESTMENTS. Provided that our Phase II/III clinical trial, Phase III clinical trial and New Drug Application phase are successful and within the time frame projected by management, we estimate that our total cost of developing Esterom(R) for market will be under $50 million including the funds we have already expended plus our cash on hand. This compares to the average cost of developing a new prescription drug that is $802 million according to Tufts Center for the Study of Drug Development. As you can see, your company, Entropin, will spend only a fraction of the average cost expended by other pharmaceutical companies.

THIS INVESTORS' SUMMARY MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT REFLECT ENTROPIN'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS, INCLUDING THE COST, SCOPE AND RESULTS OF PRE-CLINICAL AND CLINICAL TESTING; (2) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING PRE-CLINICAL AND CLINICAL STUDIES; (3) THE TIME, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS; (4) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (5) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; AND (6) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  March 4, 2002               ENTROPIN, INC.



                                   By /s/ THOMAS G. TACHOVSKY
                                     --------------------------------
                                     Thomas G. Tachovsky
                                     President and Chief Executive Officer









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